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Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

1.
The Registrant holds a 98.9899 percent limited partner interest in TC GL Intermediate Limited Partnership, a Delaware limited partnership.

2.
Through its interest in TC GL Intermediate Limited Partnership, the Registrant holds a 46.45 percent general partner interest in Great Lakes Gas Transmission Limited Partnership, a Delaware limited partnership.

3.
The Registrant holds a 98.9899 percent limited partner interest in TC PipeLines Intermediate Limited Partnership, a Delaware limited partnership.

4.
Through its interest in TC PipeLines Intermediate Limited Partnership, the Registrant holds a 50 percent general partner interest in Northern Border Pipeline Company, a Texas general partnership.

5.
Through its interest in TC PipeLines Intermediate Limited Partnership, the Registrant holds a 70 percent interest in Gas Transmission Northwest LLC, a Delaware limited liability company.

6.
Through its interest in TC PipeLines Intermediate Limited Partnership, the Registrant wholly-owns Bison Pipeline LLC, a Delaware limited liability company.

7.
Through its interest in TC PipeLines Intermediate Limited Partnership, the Registrant wholly-owns North Baja Pipeline, LLC, a Delaware limited liability company.

8.
The Registrant holds a 98.9899 percent limited partner interest in TC Tuscarora Intermediate Limited Partnership, a Delaware limited partnership.

9.
Through its interest in TC Tuscarora Intermediate Limited Partnership, the Registrant wholly-owns TC Pipelines Tuscarora LLC, a Delaware limited liability company.

10.
Through its interest in TC Tuscarora Intermediate Limited Partnership and TC Pipelines Tuscarora LLC, the Registrant wholly-owns Tuscarora Gas Transmission Company, a Nevada general partnership.

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  Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT